UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2021
J2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
700 S. Flower Street, 15th Floor
Los Angeles, California 90017
(Address of principal executive offices)

(323) 860-9200
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JCOM	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On April 19, 2021, J2 Global, Inc. (“J2”) announced plans to separate into two independent publicly traded companies, J2 Global, Inc. and Consensus, through a spin-off of at least 80.1% of the outstanding shares of Consensus common stock to J2 shareholders. Consensus will primarily comprise the Cloud Fax business that is currently part of the Cloud Services division of J2. Following the proposed transaction, J2 will continue its strategy of building a leading internet platform focused on key verticals, including technology and gaming, healthcare, shopping and tools and services for small and medium businesses.

The transaction is subject to certain conditions, including, among others, obtaining final approval from J2’s Board of Directors, receipt of a favorable ruling with respect to the tax-free nature of the transaction for federal income tax purposes and the effectiveness of a registration statement on Form 10. J2 issued a press release describing the plans entitled “J2 Global Announces Plan to Separate Into Two Leading Publicly Traded Companies.” This press release is furnished herewith as Exhibit 99.1. Additional information about the transaction is included in the presentation materials furnished herewith as Exhibit 99.2.

In connection with its announcement of the proposed transaction, J2 currently intends to call its 3.25% Convertible Senior Notes due 2029 (the “notes”) for redemption, which may be redeemed at the option of J2 beginning in June 2021 upon meeting certain conditions and on certain terms as set forth in the indenture for the notes. When and if J2 calls the notes for redemption, it will send a redemption notice in accordance with the terms of the indenture for the notes.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Certain statements in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995 with respect to the proposed spin-off transaction. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including market and other conditions and include uncertainties regarding expected operating performance and financial position of the companies after the proposed transaction, whether the transaction can be completed with the proposed form, terms or timing, or at all, the costs and expected benefits of the proposed transaction, the expected tax treatment of the transaction, whether J2 will elect to redeem the notes and what method of settlement J2 would elect for any conversions of the notes in connection with a redemption of the notes. There are important factors that could cause actual results, level of activity, performance or achievements of J2 and Consensus to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors described in J2’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time by J2 with the Securities and Exchange Commission. Although management’s expectations may change after the date of this Current Report on Form 8-K, J2 undertakes no obligation to revise or update these statements.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit
99.1	Press Release, dated April 19, 2021
99.2	Investor Presentation, dated April 20, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J2 Global, Inc. (Registrant)

Date:	April 19, 2021	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel